Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Emerson Radio Corp. and Subsidiaries

Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-63515, 333-132812 and 333-132815) of Emerson Radio Corp. of our report dated June 27, 2024, relating to the consolidated financial statements of Emerson Radio Corp. and Subsidiaries as of March 31, 2023 and for the one year period ended March 31, 2024, which appear in this Form 10-K.

/s/ MSPC
CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS
A PROFESSIONAL CORPORATION

New York, New York

June 27, 2024